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                                                                      Exhibit 12

Computation of Ratio of Earnings to Fixed Charges (amounts in thousands)
------------------------------------------------------------------------

                                                                              ----------------------------------------------------



                                                                                      1999                        1998
                                                                              ----------------------------------------------------
  Income (Loss) before income tax benefit, minority interest &
      extraordinary item                                                      $          (52,189)       $            (45,382)

      Minus adjustment so as to include only distributed income of
      less than 50% owned equity investments                                                (544)                     (2,960)

      Add: Fixed Charges                                                                 106,396                      70,940
      Less: Capitalized interest                                                               -                           -
      Less: Preferred stock dividends                                                    (11,395)                    (23,488)
                                                                              ------------------        --------------------

  Earnings, as defined                                                        $           42,268        $               (890)
                                                                              ==================        ====================

  Fixed charges:

      Interest expense, including amortization of debt issuance costs                     92,102                      45,155
      Interest portion of rent expense                                                     2,899                       2,297
      Capitalized interest                                                                     -                           -
      Preferred stock dividends                                                           11,395                      23,488
                                                                              ------------------        --------------------

  Fixed charges, as defined                                                   $          106,396        $             70,940
                                                                              ==================        ====================

  Ratio of earnings to fixed charges                                                         ---  (1)                    ---  (1)
                                                                              ==================        ====================

  Amount by which earnings are greater (less) than fixed charges              $          (64,128)       $            (71,830)
                                                                              ==================        ====================

                                                                              ----------------------------------------------------


                                                                                     Year Ended May 31,
                                                                                      1997                        1996
                                                                              ----------------------------------------------------
  Income (Loss) before income tax benefit, minority interest &
      extraordinary item                                                      $          (40,437)       $            (28,212)

      Minus adjustment so as to include only distributed income of
      less than 50% owned equity investments                                              (8,317)                     (3,603)

      Add: Fixed Charges                                                                  56,999                      56,833
      Less: Capitalized interest                                                          (2,752)                     (5,200)
      Less: Preferred stock dividends                                                    (19,458)                    (23,073)
                                                                              ------------------        --------------------

  Earnings, as defined                                                        $          (13,965)       $             (3,255)
                                                                              ==================        ====================

  Fixed charges:

      Interest expense, including amortization of debt issuance costs                     33,379                      27,886
      Interest portion of rent expense                                                     1,410                         674
      Capitalized interest                                                                 2,752                       5,200
      Preferred stock dividends                                                           19,458                      23,073
                                                                              ------------------        --------------------
  Fixed charges, as defined                                                   $           56,999        $             56,833
                                                                              ==================        ====================

  Ratio of earnings to fixed charges                                                         ---  (1)                    ---  (1)
                                                                              ==================        ====================

  Amount by which earnings are greater (less) than fixed charges              $          (70,964)        $           (60,088)
                                                                              ==================        ====================

                                                                              ----------------------------------------------------
                                                                                                              Nine Months
                                                                                                                 Ended
                                                                                                              February 29,
                                                                                      1995                       2000
                                                                              ----------------------------------------------------
  Income (Loss) before income tax benefit, minority interest &
      extraordinary item                                                      $          (47,117)       $             11,585

      Minus adjustment so as to include only distributed income of
      less than 50% owned equity investments                                              (1,774)                     (1,137)

      Add: Fixed Charges                                                                  42,769                     116,121
      Less: Capitalized interest                                                               -                           -
      Less: Preferred stock dividends                                                    (18,226)                          -
                                                                              ------------------        --------------------

  Earnings, as defined                                                        $          (24,348)       $            126,569
                                                                              ==================        ====================

  Fixed charges:

      Interest expense, including amortization of debt issuance costs                     23,996                     113,322
      Interest portion of rent expense                                                       547                       2,799
      Capitalized interest                                                                     -                           -
      Preferred stock dividends                                                           18,226                           -
                                                                              ------------------        --------------------
  Fixed charges, as defined                                                   $           42,769        $            116,121
                                                                              ==================        ====================

  Ratio of earnings to fixed charges                                                         ---   (1)                  1.09
                                                                              ==================        ====================

  Amount by which earnings are greater (less) than fixed charges              $          (67,117)       $             10,448
                                                                              ==================        ====================

  (1) The ratio of earnings to fixed charges is less than one-to-one and, therefore, earnings are inadequate to cover fixed charges.